Exhibit 99.1

LAZARD LTD REPORTS

FULL-YEAR AND FOURTH-QUARTER 2020 RESULTS

Record quarterly operating revenue of $849 million	Record Financial Advisory quarterly operating revenue of $509 million	Record year-end assets under management of $259 billion

NEW YORK, February 5, 2021 – Lazard Ltd (NYSE: LAZ) today reported annual operating revenue1 of $2,524 million for the year ended December 31, 2020. Net income, as adjusted2, was $410 million, or $3.60 per share (diluted) for the year. On a U.S. GAAP basis, net income for the year was $402 million, or $3.54 per share (diluted).

For the fourth quarter of 2020, net income, as adjusted, was $192 million, or $1.66 per share (diluted), a quarterly record. On a U.S. GAAP basis, net income for the fourth quarter was $190 million, or $1.64 per share (diluted).

“Our record quarterly results capped a remarkable year for Lazard. Our people overcame one of the most challenging environments in modern history to serve our clients with outstanding financial advice and solutions,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We enter 2021 with momentum across our businesses globally and growth opportunities in which we continue to invest.”

($ in millions, except per share data and AUM)	Year Ended Dec. 31,			Quarter Ended Dec. 31,
	2020	2019	%’20-’19	2020	2019	%’20-’19
Net Income (loss)
US GAAP	$402	$287	40%	$190	$77	147%
Per share, diluted	$3.54	$2.44	45%	$1.64	$0.67	145%
Adjusted[2]	$410	$385	7%	$192	$105	83%
Per share, diluted	$3.60	$3.28	10%	$1.66	$0.91	82%
Operating Revenue[1]
Total operating revenue	$2,524	$2,546	(1)%	$849	$708	20%
Financial Advisory	$1,403	$1,357	3%	$509	$395	29%
Asset Management	$1,111	$1,159	(4)%	$336	$301	12%
AUM ($ in billions)
Period End	$259	$248	4%
Average	$225	$234	(4)%	$246	$238	3%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation to U.S. GAAP is on page 14-15.

OPERATING REVENUE

Operating revenue1 was $2,524 million for 2020, 1% lower than 2019. Fourth-quarter 2020 operating revenue was $849 million, a quarterly record and 20% higher than the fourth quarter of 2019.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the full year of 2020, Financial Advisory operating revenue was $1,403 million, 3% higher than 2019.

For the fourth quarter of 2020, Financial Advisory operating revenue was $509 million, a quarterly record and 29% higher than the fourth quarter of 2019.

During and since the fourth quarter of 2020, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Exor in the $28.6 billion merger of Fiat Chrysler Automobiles with Peugeot; Gilead’s $21 billion acquisition of Immunomedics; Teladoc Health’s $18.5 billion merger with Livongo; Special Committee of the Board of Taubman Centers in Taubman’s $9.4 billion sale to Simon Property Group; Stonepeak’s $8.1 billion acquisition of Astound Broadband from TPG; Telefonica’s partnership with Allianz to deploy fiber in Germany involving expected overall investment of €5 billion; AVEVA’s $5 billion acquisition of OSIsoft; Iliad’s $4.3 billion acquisition of Play; Engie’s €3.4 billion sale of a 29.9% stake in Suez to Veolia; MassMutual’s $3.4 billion sale of its retirement plan business to Empower Retirement; Macquarie Infrastructure Corporation’s $2.7 billion sale of IMTT to Riverstone Holdings; Aimmune’s $2.6 billion sale to Nestlé Health Science; Google’s $2.1 billion acquisition of Fitbit; Accor in its taking full ownership of sbe hotel brands; and Gardner-Gibson’s sale to ICP Building Solutions Group.

Lazard has one of the world’s preeminent restructuring practices, with a long track record of successfully advising businesses and governments. During and since the fourth quarter of 2020, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: 24 Hour Fitness; Abengoa; Belk; Bourbon; California Resources Corporation; CorpGroup; Corsair; Diamond Offshore Drilling; Express; FTS International; Gavilan Resources; Hi-Crush; JCPenney; Libbey; NMC Health; Peabody; Premier Oil; Prisa; Seadrill Limited; Transocean; Ursa Piceance; and Valaris. Lazard was the global leader in completed restructurings for 2020 (Source: Refinitiv).

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of Lazard’s publicly announced Financial Advisory transactions, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the full year of 2020, Asset Management operating revenue was $1,111 million, 4% lower than 2019. For the fourth quarter of 2020, Asset Management operating revenue was $336 million, 12% higher than the fourth quarter of 2019.

Management fees and other revenue was $1,053 million for full-year 2020, 7% lower than 2019. For the fourth quarter of 2020, management fees and other revenue was $284 million, 1% lower than the fourth quarter of 2019, and 10% higher than the third quarter of 2020.

Average assets under management (AUM) for full-year 2020 was $225 billion, 4% lower than 2019. Average AUM for the fourth quarter of 2020 was $246 billion, 3% higher than the fourth quarter of 2019, and 9% higher than the third quarter of 2020.

AUM as of December 31, 2020 was a year-end record of $259 billion, up 4% from December 31, 2019, and up 14% from September 30, 2020. The sequential increase from September 30, 2020 was driven by market appreciation of $25.4 billion and foreign exchange appreciation of $5.8 billion, partially offset by net outflows of $286 million.

For the full year of 2020, incentive fees were $58 million, compared to $21 million for 2019. For the fourth quarter of 2020, incentive fees were $52 million, compared to $14 million for the fourth quarter of 2019.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

Adjusted compensation and benefits expense1 for 2020 was $1,502 million, 3% higher than 2019, with a consistent deferral policy. The corresponding adjusted compensation ratio1 was 59.5% for 2020, compared to 57.5% for 2019.

Awarded compensation expense1 for 2020 was $1,510 million, 3% higher than 2019. The corresponding awarded compensation ratio1 was 59.8% for 2020, compared to 57.7% for 2019.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for 2020 was $432 million, 13% lower than 2019. The ratio of non-compensation expense to operating revenue1 was 17.1% for 2020, compared to 19.6% for 2019.

Adjusted non-compensation expense1 for the fourth quarter of 2020 was $117 million, 10% lower than the fourth quarter of 2019. The ratio of non-compensation expense to operating revenue1 was 13.7% for the fourth quarter of 2020, compared to 18.3% for the fourth quarter of 2019.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $104 million for full-year 2020 and $24 million for the fourth quarter of 2020. The effective tax rate on the same basis was 20.2% for full-year 2020, compared to 24.1% for full-year 2019.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In 2020, Lazard returned $365 million to shareholders, which included: $197 million in dividends; $95 million in share repurchases of our Class A common stock; and $73 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During 2020, we repurchased 2.9 million shares of our Class A common stock for an average price of $32.70 per share. As of January 1, 2021, our remaining share repurchase authorization was $300 million.

On February 4, 2021, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on March 2, 2021, to stockholders of record on February 19, 2021.

Lazard’s financial position remains strong. As of December 31, 2020, our cash and cash equivalents were $1,390 million, and stockholders’ equity related to Lazard’s interests was $912 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EST on February 5, 2021, to discuss the company’s financial results for the full year and fourth quarter of 2020. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 204-4368 (U.S. and Canada) or +1 (323) 794-2551 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EST on February 5, 2021, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 5881308.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from more than 40 cities and 25 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Fourth-quarter and full-year 2020 adjusted results1 exclude pre-tax charges of $4.2 million and $12.6 million, respectively, of costs relating to an office space reorganization and $0.4 million in the fourth quarter and full year relating to the reduction of our Tax Receivable Agreement (TRA) obligation. On a U.S. GAAP basis, these charges resulted in a net charge of $2.6 million, or $0.02 (diluted) per share, for the fourth quarter, and a net charge of $7.8 million, or $0.07 (diluted) per share, for the full year of 2020.

LAZ-EPE

###

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	December 31, 2020	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Total revenue	$898,326	$598,022	$743,406	50%	21%
Interest expense	(20,172)	(20,344)	(22,065)

Net revenue	878,154	577,678	721,341	52%	22%
Operating expenses:
Compensation and benefits	524,736	354,625	427,308	48%	23%
Occupancy and equipment	33,592	31,318	34,045
Marketing and business development	8,161	7,562	30,947
Technology and information services	36,100	33,457	38,783
Professional services	20,330	14,701	23,386
Fund administration and outsourced services	26,431	26,196	28,201
Amortization and other acquisition-related costs	436	458	9,876
Other	11,308	4,681	10,321

Subtotal	136,358	118,373	175,559	15%	(22%)

Benefit pursuant to tax receivable agreement	(439)	—	(503)

Operating expenses	660,655	472,998	602,364	40%	10%

Operating income	217,499	104,680	118,977	108%	83%
Provision for income taxes	22,729	28,165	39,446	(19%)	(42%)

Net income	194,770	76,515	79,531	155%	145%
Net income attributable to noncontrolling interests	4,881	1,423	2,554

Net income attributable to Lazard Ltd	$189,889	$75,092	$76,977	153%	147%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	107,316,315	107,168,615	107,548,260	0%	(0%)
Diluted	115,144,030	113,181,564	113,442,101	2%	2%
Net income per share:
Basic	$1.73	$0.69	$0.70	151%	147%
Diluted	$1.64	$0.66	$0.67	148%	145%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Year Ended
($ in thousands, except per share data)	December 31, 2020	December 31, 2019	% Change
Total revenue	$2,646,769	$2,666,958	(1%)
Interest expense	(80,631)	(80,185)

Net revenue	2,566,138	2,586,773	(1%)
Operating expenses:
Compensation and benefits	1,550,684	1,563,395	(1%)
Occupancy and equipment	127,682	123,149
Marketing and business development	42,426	115,033
Technology and information services	133,544	143,739
Professional services	66,304	71,852
Fund administration and outsourced services	103,070	114,049
Amortization and other acquisition-related costs	1,795	19,410
Other	38,931	43,951

Subtotal	513,752	631,183	(19%)

Benefit pursuant to tax receivable agreement	(439)	(503)

Operating expenses	2,063,997	2,194,075	(6%)

Operating income	502,141	392,698	28%
Provision for income taxes	99,449	94,982	5%

Net income	402,692	297,716	35%
Net income attributable to noncontrolling interests	231	11,216

Net income attributable to Lazard Ltd	$402,461	$286,500	40%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	106,862,739	110,189,862	(3%)
Diluted	113,483,380	116,079,806	(2%)

Net income per share:
Basic	$3.69	$2.57	44%
Diluted	$3.54	$2.44	45%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$1,389,876	$1,231,593
Deposits with banks and short-term investments	1,134,463	1,180,686
Cash deposited with clearing organizations and other segregated cash	44,488	43,280
Receivables	743,141	663,138
Investments	658,532	531,995
Goodwill and other intangible assets	384,071	373,594
Operating lease right-of-use assets	513,923	551,504
Deferred tax assets	538,448	586,750
Other assets	564,919	477,041

Total Assets	$5,971,861	$5,639,581

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,201,150	$1,246,200
Accrued compensation and benefits	734,544	602,777
Operating lease liabilities	606,963	644,345
Tax receivable agreement obligation	221,451	247,344
Senior debt	1,682,741	1,679,562
Other liabilities	525,579	537,779

Total liabilities	4,972,428	4,958,007
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	135,439	41,020
Retained earnings	1,295,386	1,193,570
Accumulated other comprehensive loss, net of tax	(238,368)	(293,648)

Subtotal	1,193,585	942,070
Class A common stock held by subsidiaries, at cost	(281,813)	(332,079)

Total Lazard Ltd stockholders’ equity	911,772	609,991
Noncontrolling interests	87,661	71,583

Total stockholders’ equity	999,433	681,574

Total liabilities and stockholders’ equity	$5,971,861	$5,639,581

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	December 31, 2020	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Revenues:
Financial Advisory	$508,626	$306,977	$394,689	66%	29%
Asset Management	336,152	261,047	301,046	29%	12%
Corporate	3,990	1,023	12,275	290%	(67%)

Operating revenue (b)	$848,768	$569,047	$708,010	49%	20%

Expenses:
Adjusted compensation and benefits expense (c)	$497,260	$341,428	$407,106	46%	22%

Ratio of adjusted compensation to operating revenue	58.6%	60.0%	57.5%
Non-compensation expense (d)	$116,568	$103,081	$129,615	13%	(10%)

Ratio of non-compensation to operating revenue	13.7%	18.1%	18.3%
Earnings:
Earnings from operations (e)	$234,940	$124,538	$171,289	89%	37%

Operating margin (f)	27.7%	21.9%	24.2%
Adjusted net income (g)	$192,444	$76,102	$105,268	153%	83%

Diluted adjusted net income per share	$1.66	$0.67	$0.91	148%	82%

Diluted weighted average shares (h)	115,831,033	113,780,625	115,522,380	2%	0%
Effective tax rate (i)	11.1%	27.9%	29.7%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Year Ended
($ in thousands, except per share data)	December 31, 2020	December 31, 2019	% Change
Revenues:
Financial Advisory	$1,403,282	$1,357,398	3%
Asset Management	1,111,498	1,158,645	(4%)
Corporate	8,760	29,919	(71%)

Operating revenue (b)	$2,523,540	$2,545,962	(1%)

Expenses:
Adjusted compensation and benefits expense (c)	$1,502,123	$1,463,928	3%

Ratio of adjusted compensation to operating revenue	59.5%	57.5%
Non-compensation expense (d)	$431,898	$498,551	(13%)

Ratio of non-compensation to operating revenue	17.1%	19.6%
Earnings:
Earnings from operations (e)	$589,519	$583,483	1%

Operating margin (f)	23.4%	22.9%
Adjusted net income (g)	$410,249	$384,811	7%

Diluted adjusted net income per share	$3.60	$3.28	10%

Diluted weighted average shares (h)	113,904,200	117,348,401	(3%)
Effective tax rate (i)	20.2%	24.1%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

COMPENSATION AND BENEFITS - ANALYSIS

(unaudited)

($ in millions except share price)

	2013	2014	2015	2016	2017	2018	2019	2020
ADJUSTED U.S. GAAP BASIS (c)
Base salary	$339.3	$354.0	$355.8	$372.7	$404.9	$431.9	$446.9	$455.0
Benefits and other	191.2	215.6	228.3	201.9	243.4	263.6	258.3	227.7
Cash incentive compensation	368.5	432.9	413.9	398.3	465.5	445.5	390.8	435.3

Total cash compensation, benefits and other	899.0	1,002.5	998.0	972.9	1,113.8	1,141.0	1,096.0	1,118.0
Amortization of deferred incentive awards	297.6	299.2	320.8	352.4	367.3	375.6	367.9	384.1

Compensation and benefits—Adjusted U.S. GAAP basis (j)	$1,196.6	$1,301.7	$1,318.8	$1,325.3	$1,481.1	$1,516.6	$1,463.9	$1,502.1

% of Operating Revenue	58.8%	55.6%	55.4%	56.5%	55.8%	55.1%	57.5%	59.5%
AWARDED BASIS
Total cash compensation and benefits (per above)	$899.0	$1,002.5	$998.0	$972.9	$1,113.8	$1,141.0	$1,096.0	$1,118.0
Deferred year-end incentive awards	291.0	325.2	336.1	342.4	351.0	377.8	361.3	364.4

Compensation and benefits before sign-on and other special deferred incentive awards	1,190.0	1,327.7	1,334.1	1,315.3	1,464.8	1,518.8	1,457.3	1,482.4
Sign-on and other special deferred incentive awards (k)	22.1	14.2	26.4	29.9	36.2	45.7	37.6	54.9

Total Compensation and benefits—Notional	1,212.1	1,341.9	1,360.5	1,345.2	1,501.0	1,564.5	1,494.9	1,537.3
Adjustment for actual/estimated forfeitures (l)	(27.3)	(25.4)	(27.2)	(27.9)	(25.3)	(27.5)	(25.9)	(27.3)

Compensation and benefits—Awarded (m)	$1,184.8	$1,316.5	$1,333.3	$1,317.3	$1,475.7	$1,537.0	$1,469.0	$1,510.0

% of Operating Revenue—Awarded Basis (m)	58.2%	56.3%	56.0%	56.2%	55.6%	55.8%	57.7%	59.8%
Memo:
Total value of deferred equity-based year end incentive awards	$180.9	$219.0	$267.7	$234.8	$216.4	$253.8	$165.5	TBD
Equity-based year end awards—share equivalents (‘000)	4,146	4,329	7,778	5,395	3,850	6,735	3,858	TBD
Price at issuance	$43.62	$50.60	$34.42	$43.43	$56.22	$37.69	$42.89	TBD
Deferred compensation awards ratio (n)	24.5%	24.5%	25.2%	26.0%	24.0%	24.9%	24.8%	24.6%

Operating revenue	$2,034.3	$2,340.2	$2,380.1	$2,344.3	$2,654.5	$2,754.8	$2,546.0	$2,523.5

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	December 31, 2020	September 30, 2020	December 31, 2019	Qtr to Qtr	YTD
Equity:
Emerging Markets	$33,254	$29,942	$40,612	11.1%	(18.1%)
Global	56,246	48,382	49,759	16.3%	13.0%
Local	48,672	43,559	48,985	11.7%	(0.6%)
Multi-Regional	71,560	61,872	66,185	15.7%	8.1%

Total Equity	209,732	183,755	205,541	14.1%	2.0%
Fixed Income:
Emerging Markets	13,651	12,743	14,387	7.1%	(5.1%)
Global	11,962	9,948	9,233	20.2%	29.6%
Local	5,600	5,554	5,450	0.8%	2.8%
Multi-Regional	12,571	11,252	9,193	11.7%	36.7%

Total Fixed Income	43,784	39,497	38,263	10.9%	14.4%
Alternative Investments	2,748	2,283	2,149	20.4%	27.9%
Private Equity	1,420	1,396	1,385	1.7%	2.5%
Cash Management	958	821	901	16.7%	6.3%

Total AUM	$258,642	$227,752	$248,239	13.6%	4.2%

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019		2020	2019
AUM - Beginning of Period	$227,752	$230,874		$248,239	$214,734
Net Flows	(286)	519		(11,368)	(9,074)
Market and foreign exchange appreciation	31,176	16,846		21,771	42,579

AUM - End of Period	$258,642	$248,239		$258,642	$248,239

Average AUM	$245,604	$238,197		$225,361	$234,374

% Change in average AUM	3.1%			(3.8%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands, except per share data)	2020	2020	2019	2020	2019
Operating Revenue
Net revenue - U.S. GAAP Basis	$878,154	$577,678	$721,341	$2,566,138	$2,586,773

Adjustments:
Revenue related to noncontrolling interests (o)	(8,054)	(4,042)	(5,172)	(11,497)	(23,426)
Gains related to Lazard Fund Interests (“LFI”) and other similar arrangements	(25,207)	(11,261)	(9,539)	(40,634)	(31,657)
Distribution fees, reimbursable deal costs and bad debt expense (p)	(14,647)	(12,016)	(22,930)	(64,983)	(76,032)
Private Equity investment adjustment (q)	—	—	108	—	12,056
Interest expense	18,522	18,688	20,475	74,516	74,521
Losses associated with business realignment (r)	—	—	3,727	—	3,727

Operating revenue, as adjusted (b)	$848,768	$569,047	$708,010	$2,523,540	$2,545,962

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$524,736	$354,625	$427,308	$1,550,684	$1,563,395

Adjustments:
Expenses associated with business realignment (r)	—	—	(7,516)	—	(56,635)
Charges pertaining to LFI and other similar arrangements	(25,207)	(11,261)	(9,539)	(40,634)	(31,657)
Compensation related to noncontrolling interests (o)	(2,269)	(1,936)	(3,147)	(7,927)	(11,175)

Compensation and benefits expense, as adjusted (c)	$497,260	$341,428	$407,106	$1,502,123	$1,463,928

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$136,358	$118,373	$175,559	$513,752	$631,183

Adjustments:
Expenses associated with business realignment (r)	—	—	(5,112)	—	(6,922)
Expenses associated with ERP system implementation (s)	—	—	(4,166)	—	(17,359)
Expenses related to office space reorganization (t)	(4,184)	(2,311)	(3,568)	(12,646)	(4,711)
Distribution fees, reimbursable deal costs and bad debt expense (p)	(14,647)	(12,016)	(22,930)	(64,983)	(76,032)
Amortization and other acquisition-related costs (u)	(436)	(458)	(9,876)	(1,795)	(19,410)
Charges pertaining to Senior Debt refinancing (v)	—	—	—	—	(6,505)
Non-compensation expense related to noncontrolling interests (o)	(523)	(507)	(292)	(2,430)	(1,693)

Non-compensation expense, as adjusted (d)	$116,568	$103,081	$129,615	$431,898	$498,551

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$217,499	$104,680	$118,977	$502,141	$392,698

Adjustments:
Reduction of tax receivable agreement obligation (“TRA”)	(439)	—	(503)	(439)	(503)
Expenses associated with business realignment (r)	—	—	16,355	—	67,809
Expenses associated with ERP system implementation (s)	—	—	4,166	—	17,359
Expenses related to office space reorganization (t)	4,184	2,311	3,568	12,646	4,711
Acquisition-related costs (u)	—	—	9,594	—	17,171
Private Equity investment adjustment (q)	—	—	108	—	12,056
Charges pertaining to Senior Debt refinancing (v)	—	—	—	—	6,805
Net income related to noncontrolling interests (o)	(4,881)	(1,423)	(2,554)	(231)	(11,216)

Pre-tax income, as adjusted	216,363	105,568	149,711	514,117	506,890
Interest expense	18,522	18,688	20,474	74,516	74,220
Amortization (LAZ only)	55	282	1,104	886	2,373

Earnings from operations, as adjusted (e)	$234,940	$124,538	$171,289	$589,519	$583,483

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$189,889	$75,092	$76,977	$402,461	$286,500
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”)	(439)	—	(503)	(439)	(503)
Expenses associated with business realignment (r)	—	—	16,355	—	67,809
Expenses associated with ERP system implementation (s)	—	—	4,166	—	17,359
Expenses related to office space reorganization (t)	4,184	2,311	3,568	12,646	4,711
Acquisition-related costs (u)	—	—	9,594	—	17,171
Private Equity investment adjustment (q)	—	—	108	—	12,056
Charges pertaining to Senior Debt refinancing (v)	—	—	—	—	6,805
Tax benefit allocated to adjustments	(1,190)	(1,301)	(4,997)	(4,419)	(27,097)

Net income, as adjusted (g)	$192,444	$76,102	$105,268	$410,249	$384,811

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	115,144,030	113,181,564	113,442,101	113,483,380	116,079,806
Adjustment: participating securities including profits interest participation rights	687,003	599,061	2,080,279	420,820	1,268,595

Diluted Weighted Average Shares Outstanding, as adjusted (h)	115,831,033	113,780,625	115,522,380	113,904,200	117,348,401

Diluted net income per share:
U.S. GAAP Basis	$1.64	$0.66	$0.67	$3.54	$2.44
Non-GAAP Basis, as adjusted	$1.66	$0.67	$0.91	$3.60	$3.28

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands)	2020	2020	2019	2020	2019
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$33,592	$31,318	$34,045	$127,682	$123,149
Marketing and business development	8,161	7,562	30,947	42,426	115,033
Technology and information services	36,100	33,457	38,783	133,544	143,739
Professional services	20,330	14,701	23,386	66,304	71,852
Fund administration and outsourced services	26,431	26,196	28,201	103,070	114,049
Amortization and other acquisition-related costs	436	458	9,876	1,795	19,410
Other	11,308	4,681	10,321	38,931	43,951

Non-compensation expense - Subtotal - U.S. GAAP Basis	$136,358	$118,373	$175,559	$513,752	$631,183

Non-compensation expense - Adjustments:
Occupancy and equipment (o) (r) (t)	($3,419)	($2,278)	($3,925)	($11,878)	($5,178)
Marketing and business development (o) (p) (r) (s)	(383)	(185)	(3,908)	(4,014)	(16,810)
Technology and information services (o) (p) (r) (s)	155	(169)	(4,426)	(616)	(17,525)
Professional services (o) (p) (r) (s) (t)	(4,101)	(2,269)	(3,825)	(9,806)	(8,672)
Fund administration and outsourced services (o) (p)	(12,114)	(13,593)	(13,756)	(47,956)	(55,543)
Amortization and other acquisition-related costs (r) (u)	(436)	(458)	(9,876)	(1,795)	(19,410)
Other (o) (p) (r) (s) (t) (v)	508	3,660	(6,228)	(5,789)	(9,494)

Subtotal Non-compensation adjustments	($19,790)	($15,292)	($45,944)	($81,854)	($132,632)

Non-compensation expense, as adjusted:
Occupancy and equipment	$30,173	$29,040	$30,120	$115,804	$117,971
Marketing and business development	7,778	7,377	27,039	38,412	98,223
Technology and information services	36,255	33,288	34,357	132,928	126,214
Professional services	16,229	12,432	19,561	56,498	63,180
Fund administration and outsourced services	14,317	12,603	14,445	55,114	58,506
Amortization and other acquisition-related costs	—	—	—	—	—
Other	11,816	8,341	4,093	33,142	34,457

Non-compensation expense, as adjusted (d)	$116,568	$103,081	$129,615	$431,898	$498,551

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (o) below), (ii) gains related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (p) below), (iv) for the three and twelve month periods ended December 31, 2019, private equity investment adjustment (see (q) below), (v) interest expense primarily related to corporate financing activities, (vi) for the twelve month period ended December 31, 2019, excess interest expense pertaining to Senior Debt refinancing (see (v) below), and (vii) for the three and twelve month periods ended December 31, 2019, losses associated with business realignment plan (see (r) below).

(c)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2019, expenses associated with business realignment plan (see (r) below), (ii) charges related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (iii) compensation and benefits related to noncontrolling interests (see (o) below).

(d)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2019, expenses associated with business realignment plan (see (r) below), (ii) for the three and twelve month periods ended December 31, 2019, expenses associated with ERP system implementation (see (s) below), (iii) expenses related to office space reorganization (see (t) below), (iv) expenses related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (p) below), (v) amortization other acquisition-related costs (see (u) below), (vi) for the twelve month period ended December 31, 2019, charges pertaining to Senior Debt refinancing (see (v) below), and (vii) expenses related to noncontrolling interests (see (o) below).

(e)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2020 and December 31, 2019, a benefit relating to the reduction in our Tax Receivable Agreement obligation, (ii) for the three and twelve month periods ended December 31, 2019, expenses associated with business realignment plan (see (r) below), (iii) for the three and twelve month periods ended December 31, 2019, expenses associated with ERP system implementation (see (s) below), (iv) expenses related to office space reorganization (see (t) below), (v) amortization and for the three and twelve month periods ended December 31, 2019, other acquisition-related costs (see (u) below), (vi) for the three and twelve month periods ended December 31, 2019, private equity investment adjustment (see (q) below), (vii) for the twelve month period ended December 31, 2019, charges pertaining to Senior Debt refinancing (see (v) below), (viii) net revenue and expenses related to noncontrolling interests (see (o) below), and (ix) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2020 and December 31, 2019, a benefit relating to the reduction in our Tax Receivable Agreement obligation, (ii) for the three and twelve month periods ended December 31, 2019, expenses associated with business realignment plan (see (r) below), (iii) for the three and twelve month periods ended December 31, 2019, expenses associated with ERP system implementation (see (s) below), (iv) expenses related to office space reorganization (see (t) below), (v) for the three and twelve month periods ended December 31, 2019, acquisition-related costs (see (u) below), (vi) for the three and twelve month periods ended December 31, 2019, private equity investment adjustment (see (q) below), and (vii) for the twelve month period ended December 31, 2019, charges pertaining to Senior Debt refinancing (see (v) below), net of tax benefits.

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $23,919, $29,466 and $44,442 for the three month periods ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively, $103,868 and $122,079 for the twelve month periods ended December 31, 2020 and 2019, respectively, and the denominator of which is pre-tax income of $216,363, $105,568 and $149,711 for the three month periods ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively, $514,117 and $506,890 for the twelve month periods ended December 31, 2020 and 2019, respectively.

(j)	A reconciliation of U.S. GAAP compensation and benefits expense to compensation and benefits expense, as adjusted:

	Year Ended December 31,
($ in thousands)	2013	2014	2015	2016	2017	2018	2019	2020
Compensation & benefits expense - U.S. GAAP Basis	$1,278,534	$1,313,606	$1,319,746	$1,340,543	$1,512,873	$1,514,735	$1,563,395	$1,550,684
Adjustments:
Charges associated with business realignment (r)	—	—	—	—	—	—	(56,635)	—
Charges pertaining to ERP system implementation (s)	—	—	—	—	—	(1,190)	—	—
Charges pertaining to cost saving initiatives	(51,399)	—	—	—	—	—	—	—
(Charges) credits pertaining to LFI and other similar arrangements comp. liability	(14,099)	(7,326)	3,827	(3,318)	(23,526)	14,086	(31,657)	(40,634)
Charges pertaining to Private Equity incentive compensation	(12,203)	—	—	—	—	—	—	—
Compensation related to noncontrolling interests (o)	(4,232)	(4,567)	(4,776)	(11,900)	(8,285)	(10,999)	(11,175)	(7,927)

Compensation & benefits expense, as adjusted	$1,196,601	$1,301,713	$1,318,797	$1,325,325	$1,481,062	$1,516,632	$1,463,928	$1,502,123

(k)	Special deferred incentive awards are granted outside the year end compensation process and include grants to new hires, retention awards, and performance units earned under PRSU grants.

(l)

Under U.S. GAAP, an estimate is made for future forfeitures of the deferred portion of such awards. This estimate is based on both historical experience and future expectations. The result reflects the cost associated with awards that are expected to vest. This calculation is undertaken in order to present awarded compensation on a similar basis to GAAP compensation. Amounts for 2013-2016 represent actual forfeiture experience. The 2017-2020 amounts represent estimated forfeitures.

(m)

Awarded Compensation and Benefits was restated in 2017 to eliminate the year-end foreign exchange adjustment to better align awarded compensation with revenue. The impact of the change is not material.

(n)

Deferred compensation awards ratio is deferred year-end incentive awards, divided by total awarded compensation excluding sign-on and other special deferred incentive awards and actual/estimated forfeitures.

(o)	Noncontrolling interests include revenue and expenses principally related to Edgewater and ESC Funds.

(p)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(q)	Represents write-down of private equity investment to potential transaction value.

(r)	Represents expenses and losses associated with a business realignment which included employee reductions and the closing of subscale offices and investment strategies.

(s)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

(t)	Primarily represents incremental rent expense, building depreciation, impairment losses, and legal fees related to office space reorganization.

(u)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.

(v)

In 2019, the company incurred charges related to the extinguishment of the remaining 4.25% Senior Notes maturing in November 2020. $168 million of the 2020 Notes were redeemed in March 2019 and the remaining $82 million have been redeemed in April 2019. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2029 notes and the settlement of the 2020 notes).

TBD To be determined